Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2022 with respect to the consolidated financial statements of Nexters Inc. included herein, which constitutes post-effective amendment no. 4 to Nexters Inc.’s registration statement on Form F-4 (File No. 333-259707), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ JSC “Kept”

Moscow, Russia,

September 1, 2022